UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2007

Spectre Gaming, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-25764	41-1675041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14200 23rd Avenue N.
Minneapolis, MN 55447
(Address of principal executive offices)

(763) 553-7601
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.

Adoption of 2007 Stock Incentive Plan

On May 21, 2007, the board of directors of Spectre Gaming, Inc. (the “Company”) adopted the Company’s 2007 Stock Incentive Plan (the “2007 Plan”) and approved the reservation of 8,000,000 shares of Company common stock for issuance thereunder.

General

The 2007 Plan provides for the issuance of incentives in the following forms: (a) non-statutory stock options and, subject to shareholder approval, incentive stock options; (b) stock-appreciation rights (commonly referred to as “SARs”); (c) stock awards; (d) restricted stock or restricted stock units; and (e) performance awards (i.e., performance shares and performance units). Employees, officers and directors of, and key consultants to, the Company (including its subsidiaries and affiliates) are eligible to receive incentives under the 2007 Plan. A copy of the 2007 Plan is being filed as an exhibit to this report.

Administration

The 2007 Plan is to be administered by the board of directors through a compensation committee, to be composed entirely of non-employee directors who are intended to meet the criteria of “outside director” under Code Section 162(m) and “non-employee director” under Section 16 of the Securities Exchange Act of 1934, or by the entire board of directors. The committee (or entire board, as the case may be) selects the participants who receive options or awards, the form of those awards, the number of shares or dollar targets of the options or awards and all terms and conditions of the options or awards. The committee or board also certifies the level of attainment of performance targets.

Maximum Stock Award Levels

The maximum number of shares available for awards under the 2007 Plan is 8,000,000. No individual participant may be granted stock options and SARs in any single fiscal year during the term of the 2007 Plan in respect of more than 2,500,000 shares of common stock. In addition, the maximum number of performance shares issuable under the 2007 Plan to any participant for any fiscal year is 2,500,000 shares.

Types of Incentives

Stock Options. The committee or board may grant non-qualified and incentive stock options to eligible participants to purchase shares of common stock from the Company. The 2007 Plan confers on the committee or board discretion, with respect to any such stock option, to determine the term of each option, the time or times during its term when the option becomes exercisable and the number and purchase price of the shares subject to the option. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases, may not be less than 110% of such fair market value. The exercise price of non-statutory options may not be less than 100% of the fair market value of the stock on the date of grant, with limited exceptions for awards that satisfy the requirements for deferred compensation under Section 409A of the Internal Revenue Code.

The maximum term of options under the 2007 Plan is ten years, except that in certain cases the maximum term is five years. Subject to the discretion of the committee or board, options under the 2007 Plan generally terminate pursuant to provisions contained in each option holder’s agreement with the Company. Nevertheless, no option may remain exercisable or continue to vest beyond its expiration date, and any incentive stock option that remains unexercised more than one year following termination by reason of death or disability, or more than three months following termination for other reasons, will be deemed a non-statutory stock option.

Stock-Appreciation Rights. A stock-appreciation right or SAR is a right to receive, without payment to the Company, a number of shares, the amount of which is equal to the aggregate amount of the appreciation in the shares of common stock as to which the SAR is exercised. For this purpose, the “appreciation” in the shares consists of the amount by which the fair market value of the shares of common stock on the exercise date exceeds (a) in the case of an SAR related to a stock option, the purchase price of the shares under the option or (b) in the case of an SAR granted alone, without reference to a related stock option, an amount determined by the committee or board at the time of grant. The committee or board has the discretion to determine the number of shares as to which a SAR will relate as well as the duration and exercisability of a SAR.

Restricted Stock and Restricted Stock Units. The committee or board may also grant shares of restricted stock that are subject to the continued employment of the participant and may also be subject to performance criteria at the discretion of the committee or board. Generally, if the participant’s employment terminates prior to the completion of the specified employment or the attainment of the specified performance goals, the awards will lapse (i.e., the restricted stock will be forfeited). The committee or board may provide for a prorated attainment of time-based restrictions. Generally, an award will not vest during a period less than one year following the date of the award unless the committee or board determines otherwise. During the restriction period, unless the committee or board determines otherwise, a participant who holds restricted stock will be entitled to vote the shares and to receive cash dividends, if any are declared. The committee or board may also grant restricted stock units, which represent rights to receive shares of common stock at a future date subject to terms and conditions, including a risk of forfeiture, established by the committee or board. Participants generally have not rights as stockholders with respect to the restricted stock units, except that they may have certain rights to receive an amount equal to dividends paid by the Company on the equivalent number of shares of common stock.

Stock Awards. Stock awards consist of the transfer by the Company to an eligible participant of shares of common stock, without payment, as additional compensation for services to the Company. The number of shares transferred pursuant to any stock award is determined by the committee or board.

Performance Awards. The committee or board may grant performance units or performance shares. Performance units entitle the participant to receive a specified dollar value, variable under conditions specified in the award, if the performance objectives specified in the award are achieved and the other terms and conditions thereof are satisfied. Performance shares entitle the participant to receive a specified number of shares of common stock, or the equivalent cash value, if the performance goals specified in the award are achieved and other terms are satisfied.

Performance goals for performance awards that are intended to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code shall be based on one or more of the following financial criteria: earnings per share, operating income, net income, cash flow, gross profit, gross profit return on investment, gross margin return on investment, gross margin, working capital, earnings before interest and tax (EBIT), earnings before interest, tax, depreciation and amortization (EBITDA), return on equity, return on assets, return on capital, revenue growth, total shareholder return, and economic value added. For performance awards that are intended to so qualify under Section 162(m), the targets shall be established within the required time period. The committee or board, in its sole discretion, may modify the performance goals if it determines that circumstances have changed and modification is required to reflect the original intent of the performance goals; provided, however, that no such change or modification may be made to the extent it increases the amount of compensation payable to any participant who is a “covered employee” within the meaning of Code Section 162(m).

Transferability of Incentives

Incentives granted under the 2007 Plan may not be transferred, pledged or assigned by the holder thereof except, in the event of the holder’s death, by will or the laws of descent and distribution to the limited extent provided in the 2007 Plan or the incentive, or (in the case of a stock option or a SAR) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Nevertheless, stock options and SARs may be transferred by the holder thereof to the holder’s spouse, children, grandchildren or parents (collectively referred to as “family members”), to trusts for the benefit of such family members, to partnerships or limited liability companies in which family members are the only partners or shareholders, or to entities exempt from federal income taxation pursuant to Code Section 501(c)(3).

Effect of Certain Corporate Events

Unless otherwise provided in the agreement for an incentive, in the event of an acquisition of the Company through the sale of substantially all of the Company’s assets or through a merger, exchange, reorganization or liquidation of the Company or a similar event as determined by the compensation committee or board (collectively referred to herein as a “transaction”), the committee or board shall be authorized, in its sole discretion, to take any and all action it deems equitable under the circumstances, including but not limited to:

•
terminating the 2007 Plan and all incentives and (i) granting the holders of outstanding vested options, in lieu of any shares of common stock they would be entitled to receive under such options, such stock, securities or assets, including cash, as would have been paid to such participants if their options had been exercised and such holder had received common stock immediately prior to such transaction (with appropriate adjustment for the exercise price, if any), (ii) granting the holders of performance shares and/or SARs that entitle the participant to receive common stock, in lieu of any shares of common stock each participant was entitled to receive as of the date of the transaction pursuant to the terms of such incentive, if any, such stock, securities or assets, including cash, as would have been paid to such participant if such common stock had been issued to and held by the participant immediately prior to such transaction; and (iii) treating holders of any incentive which does not entitle the participant to receive common stock in an equitable manner as determined by the committee or board

•
providing that participants holding outstanding vested common stock-based incentives shall receive, with respect to each share of common stock issuable pursuant to such incentives as of the effective date of any such transaction, at the determination of the committee or board, cash, securities or other property, or any combination thereof, in an amount equal to the excess, if any, of the fair market value of such common stock on a date within ten days prior to the effective date of such transaction over the option price or other amount owed by a participant, if any, and that such incentives shall be cancelled, including the cancellation without consideration of all options that have an exercise price below the per share value of the consideration received by the Company in the transaction

•
providing that the 2007 Plan (or a replacement plan) shall continue with respect to incentives not cancelled or terminated as of the effective date of such transaction and provide to participants holding such Incentives the right to earn their respective incentives on a substantially equivalent basis (taking into account the transaction and the number of shares or other equity issued by such successor entity) with respect to the equity of the entity succeeding the Company by reason of such transaction, and

•
providing that all unvested, unearned or restricted incentives shall be void and deemed terminated, or, in the alternative, for the acceleration or waiver of any vesting, earning or restrictions on any incentive.

In addition, the committee or board may restrict the rights of participants in the event of a transaction to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, the Code or any other applicable law or regulation.

Duration, Amendment and Termination

The board of directors may amend or discontinue the 2007 Plan at any time. However, no such amendment or discontinuance may adversely change or impair a previously granted incentive without the consent of the recipient thereof. Certain 2007 Plan amendments require shareholder approval, including amendments which would increase the maximum number of shares of common stock which may be issued to all participants under the 2007 Plan, change the types of incentives that may be granted under the 2007 Plan, change the class of persons eligible to receive incentives under the 2007 Plan, or materially increase the benefits accruing to participants under the 2007 Plan.

New Option Grants

On May 21, 2007, the Company’s board of directors approved the issuance of common stock purchase options aggregating 7,125,000 shares. All options were granted with a purchase price of $0.25 per share, the fair value of the Company’s common stock on May 21, 2007. All options were granted pursuant to the 2007 Plan, which have a five-year term.

Of the new option grants, Mr. D. Bradly Olah, the Company’s Chief Executive Officer, received options for the purchase of up to 2,500,000 common shares; Mr. Kevin M. Greer, the Company’s Chief Financial Officer, received options for the purchase of up to 1,000,000 common shares; and Mr. David Norris, the Company’s President and Chief Operating Officer, received options for the purchase of up to 250,000 common shares.

In addition, Mr. Kenneth Brimmer, a director of the Company, received options for the purchase up to 250,000 common shares; Mr. Charley Price, also a director of the Company, received options for the purchase up to 200,000 common shares; and Messrs. Robert Bonev, Namon D. Witcher, and Russell Mix, all of whom are directors of the Company, each received options for the purchase of up to 150,000 common shares.

The remainder of the option grants were received by other employees of the Company and consultants.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	2007 Stock Incentive Plan.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spectre Gaming, Inc.

Date: May 25, 2007	By:	/s/ Kevin M. Greer
Kevin M. Greer, Chief Financial Officer